Exhibit 10.10

UC Case Numbers 2004-177, 2007-108, 2010-170, & 2010-240

Third Amendment

to the

Exclusive License Agreement for Chemical Nanowire Sensor Arrays

This Third Amendment to the Exclusive License Agreement for Chemical Nanowire Sensor Arrays between The Regents of the University of California (“The Regents”) and Nano Engineered Applications Inc. (“NEA”) is made effective this 3rd day of June, 2013, between The Regents, a California corporations, having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200, and NEA (“Licensee”), having its principal place of business at 1650 Spruce Street, Suite 500, Riverside, CA 92507.

Background

Whereas, on March 31, 2010, the Exclusive Licensee and The Regents entered into an agreement entitled “Exclusive License Agreement Between The Regents of the University of California and Nano Engineered Applications, Inc. for Chemical Nanowire Sensor Arrays”, having UC Control Number 2010-04-0784 (“Exclusive License Agreement”), for certain inventions relating to the development of a novel approach to Chemical Nanowire Sensor Arrays (“Inventions”), as defined in the Exclusive License Agreement which were made by Nosang Myung, et. al. at the University of California, Riverside campus, and are claimed as “Patent Rights”, as defined in the Exclusive License Agreement.

Whereas on December 14, 2010, the Licensee and The Regents agreed upon the “First Amendment to Exclusive License Agreement for Chemical Nanowire Sensor Arrays” having UC Control Number 2010-04-0467 Rev. A (“First Amendment”), under which the Licensee agreed to new due diligence requirements;

Whereas on April 21, 2011, the Licensee and The Regents agreed upon the “Second Amendment to the Exclusive License Agreement for Chemical Nanowire Sensor Arrays” having UC Control Number 2010-04-0467 Rev. B (“Second Amendment”), under which Licensee agreed to pay for all costs for obtaining patentability opinions, preparing, filing, prosecuting, and maintaining patent applications and resulting patents “Patent Prosecution Costs”;

UC Case Numbers 2004-177, 2007-108, 2010-170, & 2010-240

Whereas, the Licensee and The Regents agreed upon the “Third Amendment to the Exclusive License Agreement for Chemical Nanowire Sensor Arrays” (“Third Amendment”), under which Paragraph 6.B (“Due Diligence”) is replaced in its entirety to reflect updated objectives and the definition of “Patent Rights” in Paragraph 1.I is amended to include two additional patent applications.

The parties agree as follows:

A.	Licensee acknowledges that the primary objective of The Regents with respect to the licenses granted hereby is to promote the development and marketing of Licensed Methods and Licensed Products for the public good. To this end, The Regents shall have the right to terminate this Agreement or convert the rights granted in Paragraph 2.A to non-exclusive licenses should Licensee fall to achieve the following development and commercialization objectives:

	i.	Nano Engineered Applications, Inc. company formation and initiation of operations by July 2010;

	ii.	Meet the following funding milestones by designated years after the Effective Date:

a. Milestone “Raise $500,000” by July 2014;

	iii.	Commence Sales of Licensed Products in any country by October 30, 2014;

	iv.	Achieve Net Sales of these amounts in each designated year after the Effective Date, according to this timetable:

a. Net Sales of $200,000 by December 31, 2014;

b. Net Sales of $3,000,000 by December 31, 2015;

c. 5% annual Increase in Net Sales over the prior year for 2016, and 2017;

	v.	Identify regulatory requirements for chemical detection and initiate regulatory filings for Licensed Products, as required; and

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	vi.	After 2013; use commercially reasonable efforts (and in no case may commercially reasonable include shelving the technology) to fill market demand for Licensed Products following commencement of Sales at any time during the term of this Agreement.

B.	Paragraph 1.I “Patent Rights” is amended to include the following:

	i.	“Ultra-Sensitive Gas Sensors Based on Tellurium-Single Walled Carbon Nanotube Hybrid Nanostructures” filed on October 10, 2012, United States Provisional Application Number 61/712,023, assigned to The Regents (UC Case Number 2012-850-1);

	ii.	“Selective Nanoscale Asymmetric Gas Sensors” filed on November 16, 2012, United States Provisional Application Number 61/727,181, assigned to The Regents (UC Case Number 2012-867-1).

In witness whereof, each party hereto has executed this Third Amendment, in duplicate originals, by their respective and duly authorized officers on the date and year written below.

Nano Engineered Applications, Inc.		The Regents of the University of California

Signature:	/s/ Amro Albanna	Signature:	/s/ Michael Pazzani
Print Name:	Amro Albanna	Print Name:	Michael Pazzani
Title:	CEO	Title:	Vice Chancellor for Research & Economic Development
Date:	10-10-2013	Date:	14 October 2013

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